As filed with the Securities and Exchange Commission on September 1, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERMA-WAVE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1250 Reliance Way Fremont, CA 94539 (510) 668-2200	94-3000561
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)
2000 EMPLOYEE STOCK PURCHASE PLAN
2000 EQUITY INCENTIVE PLAN
(Full title of the plans)
Joseph J. Passarello
Chief Financial Officer
Therma-Wave, Inc.
1250 Reliance Way
Fremont, CA 94539
(510) 668-2200
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Matthew W. Sonsini, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, $0.01 par value, issuable under Therma-Wave’s 2000 Employee Stock Purchase Plan	1,000,000 shares	$1.5895(2)	$1,589,500	$187.08
Common Stock, $0.01 par value, issuable under Therma-Wave’s 2000 Equity Incentive Plan	725,387 shares	$1.87(3)	$1,356,473.69	$159.66
Total Registration Fees:			$2,945,973.69	$346.74

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.
(2)	The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $1.87 per share, the average of the high and low price of Therma-Wave’s common stock, as reported on The Nasdaq Stock Market on August 26, 2005, multiplied by 85%, which is the percentage of the trading price applicable to purchases under the ESPP.
(3)	The proposed maximum offering price per share was determined pursuant to Rule 457(h) of the Securities Act of 1933, solely for purposes of calculating the registration fee, to be equal to $1.87 per share, the average of the high and low price of Therma-Wave’s common stock, as reported on The Nasdaq Stock Market on August 26, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference
          The following documents and information previously filed with the Commission by the Registrant are incorporated by reference herein.
1.	Annual Report on Form 10-K for the fiscal year ended April 3, 2005, filed with the Commission on June 27, 2005.
2.	Current report on Form 8-K filed with the Commission on April 14, 2005.
3.	Current report on Form 8-K filed with the Commission on April 15, 2005
4.	Current report on Form 8-K filed with the Commission on April 25, 2005
5.	Current report on Form 8-K filed with the Commission on May 11, 2005
6.	Current report on Form 8-K filed with the Commission on May 26, 2005
7.	Current report on Form 8-K filed with the Commission on May 26, 2005
8.	Current report on Form 8-K filed with the Commission on June 16, 2005
9.	Notification of inability to timely file form 10-K filed with the Commission on June 17, 2005
10.	Current report on Form 8-K filed with the Commission on July 6, 2005
11.	Definitive Proxy Statement on Schedule 14A filed with the Commission on July 15, 2005
12.	Current report on Form 8-K filed with the Commission on July 28, 2005
13.	Current report on Form 8-K filed with the Commission on August 4, 2005
14.	Quarterly report on Form 10-Q for the fiscal quarter ended July 3, 2005 filed with the Commission on August 11, 2005
15.	Current report on Form 8-K filed with the Commission on August 23, 2005
16.	The description of the Common Stock of the Registrant contained in Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities and Exchange Act on August 2, 1999
          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities
          Not applicable.
Item 5.  Interests of Named Experts and Counsel
          Not applicable.
Item 6.  Indemnification of Directors and Officers
          We are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
Item 7.  Exemption from Registration Claimed
          Not applicable.
Item 8.  Exhibits

Exhibit
No.	Document
4.1(1)	2000 Employee Stock Purchase Plan.
4.2(2)	2000 Equity Incentive Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of WSGR (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 4).

(1)	Incorporated by reference to Therma-Wave’s Current Report on Form 8-K filed with the Commission on August 23, 2005.

(2)	Incorporated by reference to Therma-Wave’s Annual Report on Form 10-K filed with the Commission on June 30, 2000.

Item 9.  Undertakings
(a) The undersigned registrant hereby undertakes:
     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2)     That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the “Securities Act”), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the items described in Item 6 of Part II of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Therma-Wave, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 1, 2005.

THERMA-WAVE, INC.
By:	/s/ JOSEPH J. PASSARELLO
Joseph J. Passarello,
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Boris Lipkin and Joseph J. Passarello and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the registration statement.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PAPKEN S. DER TOROSSIAN Papken S. Der Torossian	Chairman of the Board	September 1, 2005
/s/ BORIS LIPKIN Boris Lipkin	President, Chief Executive Officer and Director Principal Executive Officer	September 1, 2005
/s/ JOSEPH J. PASSARELLO Joseph J. Passarello	Senior Vice President and Chief Financial Officer Principal Financial and Accounting Officer	September 1, 2005
/s/ DAVID ASPNES David Aspnes	Director	September 1, 2005
/s/ G. LEONARD BAKER G. Leonard Baker	Director	September 1, 2005
/s/ JOHN D’ERRICO John D’Errico	Director	September 1, 2005
/s/ PETER R. HANLEY Peter R. Hanley	Director	September 1, 2005
/s/ NAM PYO SUH Nam Pyo Suh	Director	September 1, 2005
/s/ LAWRENCE TOMLINSON Lawrence Tomlinson	Director	September 1, 2005

INDEX TO EXHIBITS

Exhibit
No.	Document
4.1(1)	2000 Employee Stock Purchase Plan.
4.2(2)	2000 Equity Incentive Plan.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), as to legality of securities being registered.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of WSGR (contained in Exhibit 5.1).
24.1	Power of Attorney (see page 4).

(1)	Incorporated by reference to Therma-Wave’s Current Report on Form 8-K filed with the Commission on August 23, 2005.
(2)	Incorporated by reference to Therma-Wave’s Annual Report on Form 10-K filed with the Commission on June 30, 2000.